UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2016

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000-51595 94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

____________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Web.com Group, Inc. (the “Company”) held on May 11, 2016 at 10:30 a.m. Eastern Time, at the Company’s headquarters in Jacksonville, Florida, the Company's stockholders approved the four proposals listed below. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each director, and for or against each other matter, and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2016.

1.The following directors were elected to hold office until the date in which the Annual Meeting of Stockholders is held in
2019. The tabulation of votes on this matter was as follows:

Nominees	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes

Philip J. Facchina	32,037,381	3,862,831	11,140,673
John Giuliani	34,975,811	924,401	11,140,673
Robert S. McCoy, Jr.	35,675,853	224,359	11,140,673

2.Approval of the Company’s Amended and Restated 2014 Equity Incentive Plan. The tabulation of votes on this matter was as follows:

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Brokers Non-Vote

Approval of Amended and Restated Web.com Group, Inc. 2014 Equity Incentive Plan	27,826,172	8,059,882	14,158	11,140,673

3.The Company’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public     accounting firm for the fiscal year ending December 31, 2016. The tabulation of votes on this matter was as follows:

	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained

Ernst & Young LLP	46,947,648	80,050	13,187

4.The Company’s stockholders approved, on an advisory basis, a resolution approving the compensation of its named executive officers, as disclosed in the Company’s proxy statement. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes

35,198,597	660,496	41,119	11,140,673

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: May 11, 2016
/s/ Matthew P. McClure
Matthew P. McClure, Secretary

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